UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
XETA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918-664-8200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
On May 31, 2011, XETA Technologies, Inc., an Oklahoma corporation (“XETA”), completed its merger (the “Merger”) with Hera Corporation, an Oklahoma corporation (“Merger Sub”), an indirect wholly-owned subsidiary of PAETEC Holding Corp., a Delaware corporation (“PAETEC”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated February 8, 2011, entered into among PAETEC, Merger Sub and XETA (the “Merger Agreement”). The Merger Agreement was adopted by XETA’s shareholders at a special meeting held on May 26, 2011 (the “Special Meeting”). The Merger became effective on May 31, 2011 (the “Effective Time”) at the time a certificate of merger was accepted for filing by the Secretary of State of the State of Oklahoma on such date. In the Merger, Merger Sub merged with and into XETA, which continued as the surviving corporation of the Merger and as an indirect wholly-owned subsidiary of PAETEC.

Item 1.02	Termination of a Material Definitive Agreement.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
On May 31, 2011, in connection with the Merger, XETA terminated its commercial bank lending facility under its Loan Agreement with Commerce Bank, N.A., Kansas City, Missouri, dated November 6, 2009. The credit facility, as it had been renewed and extended, was scheduled to mature on November 5, 2011.
Under the loan agreement, XETA could make drawings from time to time under an $8.5 million revolving line of credit, which was collateralized by trade accounts receivable, inventories, and real estate. Amounts advanced under the facility generally were limited to amounts equal to 75% of qualified trade accounts receivable and 50% of qualified inventories and real estate. The credit facility contained several customary financial covenants, including tangible net worth requirements, limitations on the amount of funded debt to annual earnings before interest, taxes, depreciation and amortization (“EBITDA”), limitations on cash dividends, and debt service coverage requirements. Interest on the credit facility accrued at a rate per annum equal to the greater of either (a) the London Interbank Offered Rate (“LIBOR”) plus 3.00%, or (b) 4.5%. The outstanding balance under the revolving line of credit was $6.9 million immediately prior to its repayment in full on May 31, 2011.
The outstanding balance under the XETA credit facility was repaid in full by PAETEC from the proceeds of borrowings from banks and other unaffiliated lenders under a $100 million senior secured term loan facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
Upon the completion of the Merger, at the Effective Time, each share of XETA common stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of XETA and any shares owned by PAETEC or any of its subsidiaries) was converted into the right to receive $5.50 in cash, without interest (the “Merger Consideration”). In addition, immediately prior to the Effective Time, all remaining forfeiture restrictions applicable to outstanding restricted shares of XETA common stock under XETA’s 2004 Omnibus Stock Incentive Plan expired and the holders thereof became entitled to receive the Merger Consideration with respect to each such share. Certain options to purchase shares of XETA common stock outstanding immediately prior to the Effective Time became fully vested immediately prior to the Effective Time. Holders of warrants and vested options to purchase XETA common stock became entitled to receive (in each case, in accordance with the terms of their respective plans and agreements) the product of (a) the number of shares of XETA common stock that would have been acquired upon the exercise of the warrant or stock option, multiplied by (b) the excess, if any, of the Merger Consideration over the exercise price to acquire a share of XETA common stock under such warrant or stock option.
The total Merger Consideration was approximately $61 million and was funded by PAETEC from the proceeds of borrowings from banks and other unaffiliated lenders under a $100 senior secured term loan facility.

The foregoing description of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to XETA’s Current Report on Form 8-K filed on February 10, 2011 with the Securities and Exchange Commission (the “SEC”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
In connection with the completion of the Merger on May 31, 2011, XETA notified the NASDAQ Stock Market on that date of the effectiveness of the Merger. As a result of the Merger, XETA no longer meets the numerical listing requirements of the NASDAQ Stock Market. XETA also notified the NASDAQ Stock Market that each share of XETA’s common stock issued and outstanding immediately prior to the Effective Time (other than excluded shares as provided for under the Merger Agreement) was converted into the right to receive the Merger Consideration, and requested that the NASDAQ Stock Market file with the SEC a Form 25 under the Securities Exchange Act of 1934 (the “Exchange Act”) in order to effect the delisting of the XETA common stock from the NASDAQ Stock Market.
XETA expects to file with the SEC a Form 15 under the Exchange Act ten days after the filing of the Form 25, requesting the termination of registration of XETA’s common stock under Section 12(g) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.
The information provided in the Introductory Note and Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
In connection with the completion of the Merger, each share of XETA’s common stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of XETA and any shares owned by PAETEC or any of its subsidiaries) was converted into the right to receive the Merger Consideration. At the Effective Time, XETA’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in XETA (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in XETA’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.
The information provided in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
At the Effective Time, as contemplated under the Merger Agreement, XETA became an indirect wholly-owned subsidiary of PAETEC, as described in Item 2.01 of this Current Report on Form 8-K, and the composition of XETA’s executive officers and board of directors was changed as described in Item 5.02 of this Current Report on Form 8-K.
The payment of the Merger Consideration was funded by PAETEC from the proceeds of borrowings from banks and other unaffiliated lenders under a $100 million senior secured term loan facility.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

(b) On May 31, 2011, as of the Effective Time as provided for under the Merger Agreement, Ronald L. Siegenthaler, S. Lee Crawley, Donald T. Duke, Greg D. Forrest, Eric Grimshaw, Dr. Robert Hisrich and Ozarslan A. Tangun submitted their resignations as members of the boards of directors of XETA and its subsidiaries and as members of committees of XETA’s board of directors on which they served. In addition, on May 31, 2011, as of the Effective Time as provided for under the Merger Agreement, Greg D. Forrest (Chief Executive Officer and President), Robert B. Wagner (Chief Financial Officer and Secretary), Paul R. Comeau (Chief Operating Officer) and Donald E. Reigel (Chief Sales Officer), who constituted all of the executive officers of XETA and its subsidiaries as of the Effective Time, submitted their resignations from their officer positions.
(c) — (d) On May 31, 2011, as of the Effective Time as provided for under the Merger Agreement, the following persons were appointed as directors and executive officers of XETA to fill the vacancies created by the foregoing resignations of XETA’s directors and executive officers:

Arunas A. Chesonis	—	Chairman, President and Chief Executive Officer
Keith M. Wilson	—	Director, Executive Vice President, Chief Financial Officer and Treasurer
Mary K. O’Connell	—	Director, Senior Vice President, General Counsel and Secretary
Algimantas K. Chesonis	—	Senior Vice President, Chief Accounting Officer and Controller
Arunas A. Chesonis, age 49, has served as Chairman of the Board, President and Chief Executive Officer of PAETEC since August 2006. Mr. Chesonis has served as Chairman of the Board, President and Chief Executive Officer of PAETEC’s wholly-owned subsidiary, PAETEC Corp., of which he was the founder, since its formation in May 1998 and as Chairman of the Board, President and Chief Executive Officer of its principal operating subsidiary, PaeTec Communications, Inc., since July 1998. Mr. Chesonis was appointed as President of ACC Corp., an international telecommunications company in Rochester, New York, in February 1994 and was elected to its board of directors in October 1994. Mr. Chesonis joined ACC in May 1987 as Vice President of Operations for the U.S. business unit and was named President of ACC Long Distance Corp. in January 1989. Mr. Chesonis also served as President of ACC’s Canadian operations and Managing Director of ACC’s U.K. enterprise. Before he joined ACC, Mr. Chesonis held several positions within Rochester Telephone Corporation, now known as Frontier Communications Corporation, a subsidiary of Citizens Communications Company. Mr. Chesonis is the brother of Algimantas Chesonis.
Keith M. Wilson, age 44, has served as a director and as Executive Vice President and Chief Financial Officer of PAETEC since August 2006. Mr. Wilson has served as Executive Vice President and Chief Financial Officer of PAETEC Corp. and PaeTec Communications, Inc. since January 2001, and as a director of PAETEC Corp. since March 2006. From June 1999 until January 2001, Mr. Wilson served as Vice President and head of the Telecommunications Finance Group at Union Bank of California, where he focused on sourcing and providing capital for telecommunications services companies in the wireline, wireless and data services markets. From March 1998 until May 1999, Mr. Wilson was a Vice President of Merchant Banking and head of Syndicated Finance for First Dominion Capital, based in New York. Mr. Wilson also held positions with NationsBank from September 1996 until March 1998, Bank of Boston and Fleet Bank.
Mary K. O’Connell, age 47, has served as Executive Vice President, General Counsel and Secretary of PAETEC since January 2011. Ms. O’Connell joined PaeTec Communications in September 2001 as Director and Senior Corporate Counsel and held various positions of increasing responsibility prior to her appointment as General Counsel, including service as PAETEC’s Corporate Compliance Officer and Vice President and Senior Corporate Counsel. From November 2008 through December 2010 she served as Senior Vice President, General Counsel and Secretary of PAETEC. Before joining PAETEC, Ms. O’Connell was in private practice at the law firms of Morrison & Foerster, LLP and Levine, Blaszak, Block & Boothby, LLP in Washington, D.C. and Phillips, Lytle LLP in Rochester, New York. Ms. O’Connell’s experience before joining PAETEC included work in the areas of commercial law, telecommunications, corporate legal matters, and regulatory affairs.
Algimantas K. Chesonis, age 45, has served as Senior Vice President, Chief Accounting Officer and Controller of PAETEC since March 2007. Mr. Chesonis has served as Senior Vice President and Controller of PAETEC Corp. and PaeTec Communications, Inc. since August 2004. Mr. Chesonis served as Vice President of Finance and Controller of PaeTec Communications from July 1998 to August 2004. In his capacity as Senior Vice President and Controller, Mr. Chesonis has been responsible for all aspects of accounting and financial reporting. Mr. Chesonis previously served as Director of Public Reporting for US Foodservice and Audit Manager for the international accounting firm of PriceWaterhouse, LLP. Mr. Chesonis is the brother of Arunas Chesonis.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
On May 31, 2011, at the Effective Time and as provided for under the Merger Agreement, in connection with the Merger, XETA’s Restated Certificate of Incorporation was amended and restated in its entirety (the “Amended Certificate of Incorporation”). The Amended Certificate of Incorporation reflects, among other changes, a reduction of the authorized number of shares of XETA common stock and the elimination of provisions granting authority to XETA’s board of directors to issue preferred stock of XETA. In addition, on May 31, 2011, at the Effective Time and as provided for under the Merger Agreement, XETA’s Amended and Restated Bylaws were amended and restated (the “Amended Bylaws”) in order, among other changes, to include governance provisions consistent with XETA’s ownership by PAETEC.
The foregoing descriptions of the Amended Certificate of Incorporation and Amended Bylaws are not complete and are subject to, and qualified in their entirety by, reference to the full text of the Amended Certificate of Incorporation and the text of the Amended Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
(a) The Special Meeting was held on May 26, 2011 at 10:00 a.m., Central Time, at XETA’s corporate headquarters located at 1814 West Tacoma, Broken Arrow, Oklahoma.
(b) At the Special Meeting, the shareholders of XETA approved (1) a proposal to approve and adopt the Merger Agreement and (2) a proposal to adjourn the Special Meeting, if necessary or appropriate, for the solicitation of additional proxies for the adoption of the Merger Agreement. The approval and adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the issued and outstanding shares of XETA common stock entitled to vote thereon. The approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies for the adoption of the Merger Agreement required the affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the Special Meeting. The total number of shares of XETA common stock outstanding and entitled to vote on the foregoing proposals at the Special Meeting was 10,779,707 shares.

The final voting results with respect to the proposals voted on by the XETA shareholders at the Special Meeting were as follows:
1. Proposal to approve and adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
7,967,291	41,728	595	—
2. Proposal to adjourn the Special Meeting, if necessary or appropriate, for the solicitation of additional proxies for adoption of the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
7,896,848	108,295	4,471	—

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. XETA hereby files or incorporates by reference the exhibits described below.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated February 8, 2011, by and among PAETEC Holding Corp., Hera Corporation and XETA Technologies, Inc. (incorporated by reference to Exhibit 2.1 of XETA’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2011).

3.1	Amended and Restated Certificate of Incorporation of XETA Technologies, Inc., dated May 31, 2011.

3.2	Amended and Restated Bylaws of XETA Technologies, Inc., dated May 31, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 31, 2011
XETA TECHNOLOGIES, INC.
	By:	/s/ Mary K. O’Connell
Mary K. O’Connell
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 8, 2011, by and among PAETEC Holding Corp., Hera Corporation and XETA Technologies, Inc. (incorporated by reference to Exhibit 2.1 of XETA’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2011).

3.1	Amended and Restated Certificate of Incorporation of XETA Technologies, Inc., dated May 31, 2011.

3.2	Amended and Restated Bylaws of XETA Technologies, Inc., dated May 31, 2011.